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                                                                   EXHIBIT 10.2b

                             AMENDMENT NO. 1 TO THE

                           RETIREMENT INCOME PLAN FOR

                     SELECTIVE INSURANCE COMPANY OF AMERICA

      WHEREAS, Selective Insurance Company of America (the "Company") maintains the Retirement Income Plan for Selective Insurance Company of America (the "Plan") for the benefit of its employees;

      WHEREAS, pursuant to Section 9.1 of the Plan, the Company has reserved the right to amend the Plan; and

      WHEREAS, the Company wishes to amend the Plan effective July 1, 2002;

      NOW THEREFORE, be it

      RESOLVED, that the Plan is hereby amended as follows effective July 1, 2002:

      1. Section 2.19 of the Plan is hereby amended in its entirety as follows:

            "Early Retirement Date" means the first day of the calendar month next following the date a Member's employment with the Company terminates on or after the earlier of the date that a Member (1) attains age 55 and completes at least ten years of Vesting Service, or (2) completes a number of years of Vesting Service which when added to the Member's attained age as of such date expressed in years and months at least equals the sum of 70."

      2. Section 2.20 of the Plan is hereby deleted in its entirety and all subsequent subsections in Article 2 are renumbered accordingly.

      3. Sections 3.4(c), 4.2(a) and 4.3(a) of the Plan are hereby amended by replacing the term "Early Retirement Age" as used therein with the term "Early Retirement Date".


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      4. Section 4.1(b) of the Plan is hereby deleted in its entirety and replaced with the following:

            "(b) Amount. A Member's monthly Normal Retirement Benefit shall be determined as of his Normal Retirement Age under subsection (1), (2)
            (3) or (4), as applicable:

            (1) With respect to any Employee who first becomes a Member on or after July 1, 2002, the Member's monthly Normal Retirement Benefit as of his Normal Retirement Age shall be equal to an amount which equals 1.2% of Average Monthly Compensation multiplied by Years of Benefit Service.

            (2) With respect to a Member who (i) attained age 50 and completed 5 Years of Vesting Service on or before July 1, 2002, or (ii) completed at least 25 Years of Vesting Service on or before July 1, 2002, his or her monthly Normal Retirement Benefit shall be equal to an amount which equals the greater of (A) or (B) minus (C), where

                  (A) is 2 percent of his Average Monthly Compensation, less 1-3/7 percent of such Member's Social Security Benefit, multiplied by the Member's Years of Benefit Service, not to exceed a maximum of 35 years;

                  (B) is the minimum monthly benefit, if any, accrued by those Members who were participants in the Prior Plan, on or before May 1, 1980 (which minimum monthly benefit is determined by multiplying 1-3/7 percent of the lesser of --

                        (x) Such Member's Average Monthly Compensation as of May 1, 1980, or

                        (y) The Member's Compensation for the one month preceding May 1, 1980, by the Member's Years of Benefit Service as of May 1, 1980, not to exceed a maximum of 35 years); and

                  (C) is the monthly amount, if any, of "Retirement Annuity" payable under the group annuity contract issued by the Equitable which was purchased for a Member under the Prior Plan (which amount is reflected in Appendix A, appended to
                  Plan).
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                  A Member's monthly Normal Retirement Benefit determined
                  hereunder shall be subject to the adjustments (if any) described in Appendix C.

                  Unless otherwise provided under the Plan, each section 401(a)(17) Member's Accrued Benefit under this Plan will be the greater of the Accrued Benefit determined for the Member under (i) or (ii) below:

                  (i) the Member's Accrued Benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Member's total years of Benefit Service taken into account under the Plan for the purposes of benefit accruals, or

                  (ii) the sum of:

                        (a) the Member's Accrued Benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the Regulations.

                        (b) the Member's Accrued Benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Member's years of Benefit Service credited to the Member for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

                  A Section 401(a)(17) Member means a Member whose current Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

                  (3) With respect to a Member who completed at least 5 Years of Vesting Service on or before July 1, 2002, and whose attained age in years and months and completed number of Years of Vesting Service as of July 1, 2002 at least equal the sum of 55, his or her monthly Normal Retirement Benefit shall be equal to the sum of (x) the benefit accrued as of June 30, 2002 determined in accordance with subsection 4.1(b)(2) above based on Years of Benefit Service as of June 30, 2002, but including Compensation earned after such date for purposes of determining the Average Monthly Compensation; and (y) the benefit accrued after June 30, 2002 under subsection 4.1(b)(1) based on Years of Benefit Service after July 1, 2002 and total Average Monthly Compensation.

                  (4) With respect to a Member who was hired by the Company
                  prior to July 1, 2001 who does not satisfy the criteria of subsection 4.1(b)(2) or 4.1(b)(3) above, his or her monthly Normal Retirement Benefit shall be equal to the greater of (x) the benefit accrued as of June 30, 2002
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                  determined in accordance with subsection 4.1(b)(2) above based on Years of Benefit Service as of June 30, 2002, but including Compensation earned after such date for purposes of determining the Average Monthly Compensation; and (y) the benefit accrued under subsection 4.1(b)(1) based on total
                  Years of Benefit Service and total Average Monthly
                  Compensation.

                  (5) With respect to any Member who was transferred to the employ of a non-participating Affiliate in accordance with
                  Section 3.6(b) prior to July 1, 2002, or who leaves the employ of the Company prior to July 1, 2002, and is then reemployed by the Company as an Eligible Employee after July 1, 2002, his or her Normal Retirement Benefit shall be determined under Subsection 4.1(b)(1) - (4) as applicable, based on the Member's attained age and number of completed years of Vesting Service as of July 1, 2002."